UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

First Citizens BancShares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Post Office Box 27131

Raleigh, North Carolina 27611-7131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of shareholders of First Citizens BancShares, Inc. will be held at the main office of First-Citizens Bank & Trust Company located at 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1:00 p.m. on Monday, April 24, 2006.

The purposes of the meeting are:

1.	Election of Directors: To elect 22 directors for one-year terms; and

2.	Other Business: To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed proxy statement and form of appointment of proxy are being mailed to our shareholders on or about March 17, 2006.

By Order of the Board of Directors

Alexander G. MacFadyen, Jr.

Secretary

Post Office Box 27131

Raleigh, North Carolina 27611-7131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This proxy statement is dated March 17, 2006, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2006 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the main office of First-Citizens Bank & Trust Company located at 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1:00 p.m. on Monday, April 24, 2006.

In this proxy statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to First Citizens BancShares, Inc. “FCB” and “IronStone” refer to our banking subsidiaries, First-Citizens Bank & Trust Company and IronStone Bank, and “the Banks” refers to our bank subsidiaries collectively.

Voting

If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in one of the following ways. You can sign, date and return to us an appointment of proxy (a proxy card) in the form enclosed with this proxy statement (or validly appoint another person to vote your shares for you), or you can attend the Annual Meeting and vote in person.

If your shares of our stock are held for you in “street name” by a broker or other nominee, then the record holder of your shares is required to vote them for you. You will need to follow the directions your broker or nominee provides you and give it instructions as to how your shares should be voted. Brokers and other nominees who hold shares in street name for their clients typically have the authority to vote the shares on “routine” matters, such as the election of directors, when they have not received instructions from the beneficial owners of the shares. However, without specific voting instructions from beneficial owners, brokers and nominees generally are not allowed to exercise their voting discretion with respect to the approval of non-routine matters.

Solicitation and Voting of Proxies

A proxy card is included with this proxy statement that provides for you to name seven of our directors (George H. Broadrick, Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., Frank B. Holding, Jr., Lewis T. Nunnelee II, and David L. Ward, Jr.), individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date your proxy card and return it to us in the enclosed envelope so that your shares will be represented at the meeting.

If you sign a proxy card and return it to us so that we receive it before the Annual Meeting, the shares of our common stock that you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card but do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the 22 nominees for director named in Proposal 1 below. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, your proxy card will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.

Revocation of Appointment of Proxy; How You Can Change Your Vote

If you are the record holder of your shares and you sign and return a proxy card and later wish to revoke it or to change the voting instructions you gave us in your proxy card, you can do so at any time before the voting takes place at the Annual Meeting by taking one of the following actions:

•	give our Corporate Secretary a written notice that you want to revoke your proxy card;

•	sign and submit another proxy card dated after the date of your original proxy card; or

•	attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card and vote your shares in person. Attending the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card.

If your shares are held in “street name” and you want to change voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses and Method of Solicitation

We will pay all costs of soliciting proxy cards for the Annual Meeting, including costs of preparing and mailing this proxy statement. We are requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we may reimburse those persons for their expenses in doing so. In addition to using the mail, the Banks’ and our directors, officers and employees may solicit proxy cards, personally or by telephone or other methods of communication, but they will not receive any additional compensation from us for doing so.

In connection with the solicitation of proxy cards for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation to you, that is not contained in this proxy statement. If anyone gives you any other information or makes any other representation to you, you should not rely on it as having been authorized by us.

Record Date and Voting Securities

The close of business on March 6, 2006, is the “Record Date” we are using to determine which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our common stock on that date in order to vote at the meeting. Our voting securities are the 8,756,778 shares of Class A common stock (“Class A Common”) and 1,677,675 shares of Class B common stock (“Class B Common”) that were outstanding on the Record Date.

Voting Procedures; Votes Required for Approval

A quorum must be present for business to be conducted at the Annual Meeting. A quorum consists of a majority of the total outstanding shares of our Class A Common and Class B Common entitled to be voted at the meeting. Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. If you return a valid proxy card or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.

Our directors are elected by a plurality of the votes cast in elections. So, in the election of directors at the Annual Meeting, the 22 nominees receiving the highest numbers of votes will be elected. Abstentions and broker non-votes will have no effect in the voting for directors, but they will have the same effect as votes against any other matter voted on by our shareholders at the Annual Meeting. You may cast one vote for each share of Class A Common and 16 votes for each share of Class B Common you held on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. You may not cumulate your votes in the election of directors.

Beneficial Ownership of Voting Securities

Principal Shareholders.    The following table describes the beneficial ownership of our voting securities on the Record Date by persons known by us to own, beneficially or of record, 5% or more of either class of our stock.

	Beneficial Ownership
	Class A Common			Class B Common
Name and address of beneficial owner	Number of shares (1)		Percentage of class (2)	Number of shares (1)		Percentage of class (2)	Percentage of total votes (2)
Carson H. Brice 3128 Smoketree Court Raleigh, NC 27604	52,186	(3)	0.60%	101,085	(3)	6.03%	4.69%
Claire H. Bristow 1225 Lady Street Columbia, SC 29201	52,687	(3)	0.60%	100,812	(3)	6.01%	4.68%
Hope H. Connell 3128 Smoketree Court Raleigh, NC 27604	57,793	(4)	0.66%	110,977	(4)	6.61%	5.15%
Frank B. Holding 409 East Market Street Smithfield, NC 27577	2,544,004	(5)	29.05%	672,199	(5)	40.07%	37.36%
Frank B. Holding, Jr. 3128 Smoketree Court Raleigh, NC 27604	73,909	(3)	0.84%	138,975	(3)	8.28%	6.45%
Lewis R. Holding 3128 Smoketree Court Raleigh, NC 27604	1,382,566	(6)	15.79%	208,911	(6)	12.45%	13.27%
Olivia B. Holding 409 East Market Street Smithfield, NC 27577	57,646	(3)	0.66%	105,550	(3)	6.29%	4.91%
North State Trustees 128 South Tryon Street Charlotte, NC 28202	416,840	(7)	4.76%	543,232	(7)	32.38%	25.59%

(1)	Except as otherwise noted, and to the best of our knowledge, each named individual beneficial owner exercises sole voting and investment power with respect to all listed shares. Certain of the named individuals may be considered to exercise shared voting and investment power with respect to certain of the listed shares held jointly, by family members or other persons, or by corporations or other entities that they may be deemed to control, as follows: Mrs. Brice—5,200 shares of Class A Common and 1,250 shares of Class B Common; Mrs. Bristow—5,410 shares of Class A Common and 1,250 shares of Class B Common; Mrs. Connell—24,165 shares of Class A Common and 3,125 shares of Class B Common; Mr. F. Holding—508,115 shares of Class A Common and 107,225 shares of Class B Common; Mr. F. Holding, Jr.—5,400 shares of Class A Common and 1,225 shares of Class B Common; Mr. L. Holding—490,145 shares of Class A Common and 106,944 shares of Class B Common; Ms. O. Holding— 13,210 shares of Class A Common and 2,450 shares of Class B. Certain of the named individuals disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mrs. Bristow—1,645 shares of Class A Common and 25,910 shares of Class B Common; Mrs. Connell—4,671 shares of Class A Common and 16,893 shares of Class B Common; Mr. F. Holding—403,106 shares of Class A Common and 564,703 shares of Class B Common; Mr. F. Holding, Jr.—5,500 shares of Class A Common and 650 shares of Class B Common; Mr. L. Holding—196,892 shares of Class A Common and 75,016 shares of Class B Common.
(2)	“Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. “Percentage of total votes” reflects the aggregate votes represented by the listed shares of both classes as a percentage of the aggregate votes represented by all outstanding shares of our voting securities.
(3)	All listed shares also are shown as beneficially owned by Frank B. Holding.

(4)	Includes an aggregate of 38,948 shares of Class A Common and 109,077 shares of Class B Common that also are shown as beneficially owned by Frank B. Holding, and an aggregate of 18,845 shares of Class A Common and 1,900 shares of Class B Common that also are shown as beneficially owned by Lewis R. Holding.
(5)	Includes an aggregate of 468,700 shares of Class A Common and 105,044 shares of Class B Common that also are shown as beneficially owned by Lewis R. Holding, and an aggregate of 267,266 shares of Class A Common and 554,274 shares of Class B Common that also are shown as beneficially owned by Mr. Holding’s adult children listed individually in the table.
(6)	Includes an aggregate of 468,700 shares of Class A Common and 105,044 shares of Class B Common that also are shown as beneficially owned by Frank B. Holding, an aggregate of 18,845 shares of Class A Common and 1,900 shares of Class B Common that also are shown as beneficially owned by Hope H. Connell, and an aggregate of 122,800 shares of Class A Common and 61,459 shares of Class B Common that also are shown as beneficially owned by North State Trustees.
(7)	Includes 294,040 shares of Class A Common and 481,173 shares of Class B Common held by North State Trust— 1990, 110,400 shares of Class A Common and 57,939 shares of Class B Common held by North State Trust—1979, and 12,400 shares of Class A Common and 3,520 shares of Class B Common held by North State Trust—1976, each of which trusts is for the benefit of Carmen Holding Ames, adult daughter of Lewis R. Holding. The six trustees for the three trusts, who may be deemed to have shared voting and investment power as to such shares, are George H. Broadrick, Carolyn S. Holding, John R. Jordan, Jr., C. Ronald Scheeler, David L. Ward, Jr., and James A. Weathers. Includes an aggregate of 122,800 shares of Class A Common and 61,459 shares of Class B Common that also are shown as beneficially owned by Lewis R. Holding.

Management.    The following table describes the beneficial ownership of our voting securities on the Record Date by our current directors, nominees for election as directors, and certain of our executive officers, individually, and by all of our current directors and executive officers as a group.

	Beneficial Ownership
	Class A Common			Class B Common
Name of beneficial owner	Number of shares (1)		Percentage of class (2)	Number of shares (1)		Percentage of class (2)	Percentage of total votes (2)
John M. Alexander, Jr.	727		0.01%	68		*	0.01%
Carmen Holding Ames	147,929	(3)	1.69%	62,151	(3)	3.70%	3.21%
Victor E. Bell III	17,840		0.20%	4,925		0.29%	0.27%
George H. Broadrick	60,967		0.70%	2,500		0.15%	0.28%
Hope Holding Connell	57,793	(4)	0.66%	110,977	(4)	6.61%	5.15%
H. M. Craig III	400		*	-0-		—	*
H. Lee Durham, Jr.	350		*	100		0.01%	0.01%
Lewis M. Fetterman	13,355		0.15%	3,600		0.21%	0.20%
Frank B. Holding	2,544,004	(5)	29.05%	672,199	(5)	40.07%	37.36%
Frank B. Holding, Jr.	73,909	(6)	0.84%	138,975	(6)	8.28%	6.45%
Lewis R. Holding	1,382,566	(7)	15.79%	208,911	(7)	12.45%	13.27%
Charles B. C. Holt	2,431		0.03%	-0-		—	0.01%
James B. Hyler, Jr.	3,866		0.04%	100		0.01%	0.02%
Freeman R. Jones	4,000		0.05%	250		0.01%	0.02%
Lucius S. Jones	1,000		0.01%	-0-		—	*
Joseph T. Maloney, Jr.	13,452		0.15%	5,400		0.32%	0.28%
Robert T. Newcomb	300		*	-0-		—	*
Lewis T. Nunnelee II	600		0.01%	450		0.03%	0.02%
James M. Parker	342		*	-0-		—	*
C. Ronald Scheeler	100		*	-0-		—	*
Ralph K. Shelton	100		*	-0-		—	*
R. C. Soles, Jr.	15,138		0.17%	-0-		—	0.04%
David L. Ward, Jr.	16,740		0.19%	8,388		0.50%	0.42%
All directors and executive officers as a group (33 persons)	3,613,556	(8)	41.27%	801,997	(8)	47.80%	46.20%

(1)	Except as otherwise noted, and to the best of our knowledge, individuals named and included in the group exercise sole voting and investment power with respect to all shares. Certain of the individuals named and included in the group may be considered to exercise shared voting and investment power with respect to certain of the listed shares held jointly, by family members or other persons, or by corporations or other entities that they may be deemed to control, as follows: Ms. Ames—122,800 shares of Class A Common and 61,570 shares of Class B Common; Mr. Bell—17,113 shares of Class A Common and 2,462 shares of Class B Common; Ms. Connell—24,165 shares of Class A Common and 3,125 shares of Class B Common; Mr. F. Holding— 508,115 shares of Class A Common and 107,225 shares of Class B Common; Mr. F. Holding, Jr.—5,400 shares of Class A Common and 1,225 shares of Class B Common; Mr. L. Holding—490,145 shares of Class A Common and 106,944 shares of Class B Common; and all individuals included in the group—1,178,713 shares of Class A Common and 282,551 shares of Class B Common. Certain of the individuals named and included in the group disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. Broadrick—10,000 shares of Class A Common and 2,500 shares of Class B Common; Ms. Connell—4,671 shares of Class A Common and 16,893 shares of Class B Common; Mr. Fetterman—3,209 shares of Class A Common and 1,400 shares of Class B Common; Mr. F. Holding—403,106 shares of Class A Common and 564,974 shares of Class B Common; Mr. F. Holding, Jr.—5,500 shares of Class A Common and 650 shares of Class B Common; Mr. L. Holding—196,892 shares of Class A Common and 75,016 shares of Class B Common; Mr. Holt—465 shares of Class A Common; Mr. Ward—3,500 shares of Class A Common and 875 shares of Class B Common; and all individuals included in the group—627,489 shares of Class A Common and 662,333 shares of Class B Common.
(2)	“Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. “Percentage of total votes” reflects the aggregate votes represented by the listed shares of both classes as a percentage of the aggregate votes represented by all shares of BancShares’ voting securities. An asterisk indicates less than .01%.
(3)	All listed shares also are shown as beneficially owned by Lewis R. Holding.
(4)	Includes an aggregate of 38,948 shares of Class A Common and 109,077 shares of Class B Common that also are shown as beneficially owned by Frank B. Holding, and an aggregate of 18,845 shares of Class A Common and 1,900 shares of Class B Common that also are shown as beneficially owned by Lewis R. Holding.
(5)	Includes an aggregate of 468,700 shares of Class A Common and 105,044 shares of Class B Common that also are shown as beneficially owned by Lewis R. Holding, an aggregate of 73,909 shares of Class A Common and 138,975 shares of Class B Common that also are shown as beneficially owned by Frank B. Holding, Jr. and an aggregate of 38,948 shares of Class A Common and 109,077 shares of Class B Common that also are shown as beneficially owned by Hope Holding Connell.
(6)	All listed shares also are shown as beneficially owned by Frank B. Holding.
(7)	Includes an aggregate of 147,929 shares of Class A Common and 62,151 shares of Class B Common that also are shown as beneficially owned by Carmen Holding Ames, an aggregate of 468,700 shares of Class A Common and 105,044 shares of Class B Common that also are shown as beneficially owned by Frank B. Holding, and an aggregate of 18,845 shares of Class A Common and 1,900 shares of Class B Common that also are shown as beneficially owned by Hope Holding Connell.
(8)	As described above, certain shares are included in the beneficial ownership of each of Carmen Holding Ames, Hope Holding Connell, Frank B. Holding, Frank B. Holding, Jr., and Lewis R. Holding, but they are included only once in the shares listed for the group.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our Class A Common and Class B Common stock. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. During 2005, reports inadvertently were filed after their due dates as follows: two reports by Lewis R. Holding covering two purchases of shares; five reports by Frank B. Holding covering eight purchases of shares by family members that may be reportable by him; one report by Frank B. Holding, Jr., covering three gifts of shares to his children; two reports by Lewis M. Fetterman covering three purchases of shares by a family member that may be reportable by him; one report by North State Trustees covering a purchase of shares; and the initial report required to be filed by Carol B. Yochem following her appointment as an executive officer. Each of those reports was filed promptly after it was discovered that they had been overlooked.

PROPOSAL 1:    ELECTION OF DIRECTORS

Our Bylaws provide that:

•	our Board of Directors will consist of not less than five nor more than 30 members;

•	our Board is authorized to set and change the actual number of our directors from time to time within those limits; and

•	our directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and qualified.

The number of our directors is currently set at 22. Based on the recommendations of our Nominations Committee, our Board has nominated our current 21 directors named below for reelection at the Annual Meeting for new terms, and one new candidate for election as a director to fill the current vacancy on the Board that resulted from the retirement of a former director, Gale D. Johnson, during June 2005.

Name and age (1)	Positions with us and the Banks (2)	Year first elected (3)	Principal occupation and business experience
John M. Alexander, Jr. * 56	Director	1990	President, General Manager and Chief Operating Officer, Cardinal International Trucks, Inc. (truck dealer)
Carmen Holding Ames (4) 37	Director	1996	Homemaker
Victor E. Bell III * 49	Director	2002	Chairman and President, Marjan, Ltd. (real estate investments)
George H. Broadrick 83	Director	1975	Retired; our former President
Hope Holding Connell (4) (5) 43	Executive Vice President and Business Banking Segment Manager	New nominee	Our executive officer
H. M. Craig III * 49	Director	1998	Vice President and director, Gaston County Dyeing Machine Company (textile machinery manufacturer)
H. Lee Durham, Jr. * 57	Director	2003	Retired; until 2002, partner, PricewaterhouseCoopers LLP (public accounting firm)
Lewis M. Fetterman * 84	Director	1980	Chairman and Chief Executive Officer, Super Soil Systems USA, Inc. (animal waste control); President and owner, LMF Farms (swine production)
Frank B. Holding (4) 77	Executive Vice Chairman	1962	Our executive officer
Frank B. Holding, Jr. (4) (5) 44	President and Director	1993	Our executive officer
Lewis R. Holding (4) 78	Chairman and Chief Executive Officer	1957	Our executive officer
Charles B. C. Holt * 73	Director	1995	Director (formerly President and Secretary/Treasurer), Holt Oil Company, Inc. (wholesale petroleum marketer)
James B. Hyler, Jr. 58	Vice Chairman and Chief Operating Officer	1988	Our executive officer

Name and age (1)	Positions with us and the Banks (2)	Year first elected (3)	Principal occupation and business experience
Freeman R. Jones * 79	Director	1974	Retired; President, EFC Corporation (real estate investments)
Lucius S. Jones * 63	Director	1994	President, Chief Executive Officer and owner, United Realty & Construction Company, Inc. (residential development and construction)
Joseph T. Maloney, Jr. * 76	Director	1976	Retired; private investor
Robert T. Newcomb * 45	Director	2002	Chairman and President, Newcomb Affiliates, Inc. and its subsidiary, Newcomb & Company (mechanical contractors)
Lewis T. Nunnelee II * 80	Director	1979	Chairman, Coastal Beverage Company, Inc. (wholesale distributor)
C. Ronald Scheeler 73	Director	2003	Retired since 1991; former managing partner, Ernst & Young (public accounting firm)
Ralph K. Shelton * 63	Director	2003	President and Chief Executive Officer; Southeast Fuels Inc. (bulk fuel distributor)
R. C. Soles, Jr. * 71	Director	1995	Attorney; senior partner, Soles, Phipps, Ray & Prince (law firm); Senator, North Carolina State Senate
David L. Ward, Jr. 70	Director	1971	Attorney; senior member, Ward and Smith, P.A. (law firm)

(1)	Asterisks denote individuals who we believe will be “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market.
(2)	Messrs. Broadrick, L. Holding, F. Holding, Jr., Hyler, Bell, Durham, Holt, L. Jones and Nunnelee are members of the Executive Committee of our Board. Each of our directors also serves as a director of FCB, and Messrs. Alexander, Craig, Durham, F. Holding, Jr., L. Holding, Hyler, L. Jones, Newcomb and Shelton also serve as directors of IronStone.
(3)	“First elected” refers to the year in which each individual first became our director or a director of one of our predecessors or, if before 1982, a director of FCB.
(4)	Mr. L. Holding and Mr. F. Holding are brothers. Ms. Ames is the daughter of Mr. L. Holding and the niece of Mr. F. Holding. Mr. F. Holding, Jr. is the son of Mr. F. Holding, the brother of Ms. Connell, and the nephew of Mr. L. Holding. Ms. Connell is the daughter of Mr. F. Holding, the sister of Mr. F. Holding, Jr., and the niece of Mr. L. Holding.
(5)	Certain of our directors and nominees for director also serve as directors of other publicly held companies. Mr. F. Holding, Jr. serves as a director of Piedmont Natural Gas Company, Inc., Charlotte, NC. Ms. Connell serves as a director of Yadkin Valley Company, Raleigh, NC.

Our Board of Directors recommends that you vote “FOR” each of the 22 nominees named above. The 22 nominees receiving the highest numbers of votes will be elected.

Director Compensation

Each of our directors serves and is compensated as a director of FCB. FCB’s and our Boards meet jointly, and directors do not receive any additional compensation for their services as our directors. Except as described below, during 2005 each director (other than executive officers) received an annual retainer of $20,000 and a fee of $800 for attendance at each Board meeting and each meeting of a committee held other than in conjunction with a Board meeting. In addition, H. Lee Durham, Jr., who serves as Chairman of our Audit and Compliance Committee, received an annual fee of $30,000 for his services on that Committee. We expect that those fees will remain the same during 2006. As executive officers, Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., and Frank B. Holding, Jr. receive no compensation for their services as directors. Likewise, our new nominee, Hope H. Connell, is an executive officer and, if elected at the Annual Meeting, she will not be compensated for her service as a director. In addition to the above fees, certain of our directors receive other compensation from FCB as described below.

Since his retirement from active employment during 1987, George H. Broadrick has received payments of $4,778 per month under an agreement with FCB under which he agreed to provide consultation services to, and that he will not “compete” (as defined in the agreement) with, FCB. The agreement expires during 2007. Also, Charles B. C. Holt, and Joseph T. Maloney, Jr. serve on FCB’s local advisory boards in their respective communities and receive a fee of $125 for attendance at each quarterly advisory board meeting.

Attendance by Directors at Meetings

Board of Directors Meetings.    Our Board of Directors met five times during 2005. Each director attended at least 75% of the aggregate number of those meetings and meetings of any committees on which the director served, with the exception of Robert T. Newcomb whose absences were due to prior business commitments.

Annual Meetings.    Attendance by our directors at Annual Meetings gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. Twenty-one of our 22 directors then in office attended our last Annual Meeting which was held during April 2005.

Committees

Our and the Banks’ Boards of Directors have appointed several standing committees, including an Audit and Compliance Committee, a Nominating Committee and a Compensation Committee, which act under written charters approved by the Boards as described below.

Audit and Compliance Committee

Function.    The Audit and Compliance Committee is a joint committee of our, FCB’s and Ironstone’s Boards of Directors. Under its charter, the Committee, among other things, is responsible for appointing our independent accountants each year and approving the compensation and terms of engagement of our accountants, approving services proposed to be provided by the independent accountants, and monitoring and overseeing the quality and integrity of our accounting process and systems of internal controls. The Committee reviews various reports by our independent accountants (including its annual report on our audited consolidated financial statements) and reports of examinations by our regulatory agencies, and it generally oversees our internal audit program. At least quarterly, the Committee reviews reports on the work of FCB’s Audit, Corporate Finance, Compliance and Credit Risk Management Departments. FCB’s General Auditor reports directly to the Committee as to all internal audit matters. He reports to FCB’s Chief Operating Officer as to administrative matters. A copy of the Committee’s charter was attached as an appendix to the proxy statement we distributed in connection with our 2004 Annual Meeting and also is posted on our Internet website at www.firstcitizens.com. The Committee met 12 times during 2005.

Members.    The current members of the Audit and Compliance Committee are H. Lee Durham, Jr.—Chairman, John M. Alexander, Jr., H. M. Craig III, and Charles B. C. Holt. We believe that each member of the Committee is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market. Mr. Durham, the Chairman of the Committee, is a retired partner in the accounting firm of PricewaterhouseCoopers LLP. He has 32 years of public accounting experience, much of which involved representing financial institutions and other public companies. Our Board of Directors believes that Mr. Durham is an “audit committee financial expert” as that term is defined by rules of the Securities and Exchange Commission.

Audit and Compliance Committee Report.    Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit and Compliance Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2005, the Committee has:

•	reviewed our audited consolidated financial statements for 2005 and discussed them with management;

•	discussed with our independent accountants the matters required by Statement on Auditing Standards No. 61, as amended;

•	received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1; and

•	discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2005 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

The Audit and Compliance Committee:

H. Lee Durham, Jr.                     John M. Alexander, Jr.                     H. M. Craig III                     Charles B. C. Holt

Nominations Committee

Function.    The Nominations Committee is a committee of our Board. Under its charter, and among other duties and responsibilities assigned from time to time by the Board, the Committee identifies individuals who are qualified to become directors and recommends candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board. A copy of the Nominations Committee’s charter was attached as an appendix to the proxy statement we distributed in connection with our 2004 Annual Meeting and is posted on our Internet website at www.firstcitizens.com. The Committee did not meet during 2005, but met during 2006 to consider and recommend candidates for selection by the Board as nominees for election at the Annual Meeting. Each of the nominees named in the table above was recommended to the Board of Directors by the Committee.

The Committee’s charter provides that it will seek to recommend individuals who have high personal and professional integrity, who demonstrate ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators, and the Committee may develop other criteria or minimum qualifications for use in identifying and evaluating candidates. In identifying candidates to be recommended to the Board of Directors, the Committee will consider candidates recommended by shareholders. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Nominations Committee

First Citizens BancShares, Inc.

Attention: Corporate Secretary

Post Office Box 27131

Raleigh, North Carolina 27611

Each recommendation should be accompanied by the following:

•	the full name, address and telephone number of the person making the recommendation, and a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of our shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

•	the full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our equity securities and any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit that the person making the recommendation believes that the candidate would provide as a director;

•	a statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information that the Committee may request in connection with its evaluation of candidates;

•	a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any areas of particular expertise;

•	information regarding any business or personal relationships between the candidate and any of our or the Banks’ customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company or our affiliated companies, and any transactions between the candidate and our company or any of our affiliated companies; and

•	any information in addition to the above regarding the candidate that would be required to be included in our proxy statement pursuant to the SEC’s Regulation 14A (including without limitation information regarding legal proceedings in which the candidate has been involved within the past five years).

In order to be considered by the Committee in connection with its recommendations of candidates for selection as nominees for election at an Annual Meeting, a shareholder’s recommendation must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s Annual Meeting. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things, (1) candidates’ business, life and educational background and experience, community leadership, independence, geographic location within the Banks’ service area, and their other qualifications, attributes and potential contributions; (2) the past and future contributions of our current directors, and the value of continuity and prior Board experience; (3) the existence of one or more vacancies on the Board; (4) the need for a director possessing particular attributes or particular experience or expertise; (5) the role of directors in the Banks’ business development activities; and (6) other factors that it considers relevant, including any specific qualifications the Committee adopts from time to time.

Members.    The current members of the Nominations Committee are R. C. Soles, Jr.—Chairman, Joseph T. Maloney, Jr. and Robert T. Newcomb. We believe that each member of the Committee is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market.

Compensation Committee

Function.    The Compensation Committee is a joint committee of FCB’s and our Boards of Directors. Under its charter, and among other duties and responsibilities assigned from time to time by the Boards, the Committee makes recommendations to FCB’s, IronStone’s and our Boards regarding the compensation paid or provided to our Chief Executive Officer and other executive officers. After receipt of recommendations from the Committee, the Boards make all final decisions regarding executive compensation matters. The Committee met four times during 2005.

Members.    The current members of the Compensation Committee are Freeman R. Jones—Chairman, Lewis M. Fetterman, and Lewis T. Nunnelee II. We believe that each member of the Committee is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market.

Compensation Committee Report on Executive Compensation.

The role of the Compensation Committee is to review and make recommendations to the Banks’ Boards of Directors regarding issues involving executive compensation, including:

•	executive officer compensation levels and components;

•	external market competitiveness;

•	regulatory issues regarding qualified benefit plans; and

•	alignment of compensation and rewards to the Banks’ business objectives and work culture.

In performing these duties, the Committee consults with FCB’s Human Resources staff, as well as an outside executive compensation consultant that is engaged by the Committee.

The Banks’ executive compensation strategy aligns with our long-term business philosophy. The Banks endeavor to reward executives for steady, year over year performance and long-term loyalty. This long-term focus drives a compensation program that has only two main components - base salary and benefits, particularly retirement benefits. The Banks do not provide annual or long-term incentives to executives, nor do they provide equity-based compensation. The base salaries of our executive officers are compared to total compensation of executive officers at competitive financial institutions. The Banks strive to provide competitive cash compensation and retirement security without the risk component associated with other forms of compensation that may influence certain business decisions.

For 2005, the Compensation Committee reviewed compensation, including personal benefits, being paid or provided to the Banks’ Chief Executive Officer, Lewis R. Holding, and other executive officers named in the Summary Compensation Table, and the Committee made recommendations to the Banks’ Boards of Directors regarding the amounts of the 2005 base salaries of those officers, as well as the maximum aggregate amount for 2005 merit increases in the base salaries of the Banks’ other officers and employees. The Committee’s recommendations of the executive officers’ base salary increases were based on its evaluation of their individual levels of responsibility and performance and, in the case of Mr. Holding, his current leadership, direction, and historical importance in the development and growth of the Banks. The Banks’ Boards made final decisions regarding compensation of the named executive officers for 2005. With respect to the salaries of other officers, the Vice Chairman, with the consent of the Chairman, was directed by the Board to set 2005 salaries on an individual merit basis.

For 2005, base salary paid to Lewis R. Holding and each other named executive officer was increased commensurate with the Committee’s view of their roles and responsibilities. The performance of the Chief Executive Officer and other named executive officers, and the Banks’ financial performance, were considered by the Committee in connection with its recommendations regarding compensation for 2005. However, that process largely is subjective and there are no specific formulae, objective criteria or other such mechanisms by which the salary or other compensation of executive officers (including the Chief Executive Officer and other named executive officers) is tied empirically to their individual performance or to the Banks’ financial performance.

During 2005 the Committee also approved, and recommended to the Board, a policy under which FCB will, as it deems advisable, provide, install and maintain security systems in the homes of Mr. Holding and three other key executives that will be connected to FCB’s security network. A security system, with back-up power generator, has been installed, at FCB’s cost, in one of Mr. Holding’s residences. Additional security systems may be installed in his and the other officers’ residences in the future. FCB’s costs associated with the installation, maintenance and monitoring of security systems in executives’ residences will be treated as personal benefits to those executives and reviewed by the Committee on an on-going basis with other similar benefits.

The Banks’ benefit plans are designed to attract, retain and motivate executives through enhanced retirement benefits. In addition to benefits under our defined benefit pension plan and Section 401(k) savings plan, the Banks have entered into agreements with executive officers under which they will receive monthly payments for a period of ten years following their retirement in return for limited consulting services and an agreement not to compete. Consistent with the Banks’ intent to retain and motivate their executives, the agreements may be terminated by the Banks at any time and, if an officer’s employment terminates for any reason other than death or retirement, or if his or her agreement is terminated, all rights under the officer’s agreement will be forfeited. In order for payments under those agreements to be reflective of the officers’ base annual salaries as they increase over time, the agreements periodically are amended to increase the amounts of monthly payments they provide for. For that purpose, during 2005, the Committee recommended, and the Board approved, restated agreements with the executives.

The Compensation Committee:

Freeman R. Jones                     Lewis M. Fetterman                     Lewis T. Nunnelee II

Executive Officers

We consider the Banks’ and our officers who are listed below to be our executive officers.

Name and age	Positions with us and/or the Banks

Lewis R. Holding 78	FCB’s and our Chairman and Chief Executive Officer
Frank B. Holding 77	FCB’s and our Executive Vice Chairman
James B. Hyler, Jr. 58	FCB’s and our Vice Chairman and Chief Operating Officer
Frank B. Holding, Jr. 44	FCB’s and our President
Kenneth A. Black 53	Our Vice President, Treasurer and Chief Financial Officer; FCB’s Executive Vice President, Treasurer and Chief Financial Officer
Alexander G. MacFadyen, Jr. 64	Our Secretary; FCB’s Group Vice President and Secretary
James F. Pope 56	IronStone Bank’s President and Chief Operating Officer
James M. Parker 63	IronStone Bank West President
Hope Holding Connell 43	FCB’s Executive Vice President and Business Banking Segment Manager
Joseph A. Cooper, Jr. 52	FCB’s Executive Vice President and Technology and Operations Executive
Lou Jones Davis 53	FCB’s Executive Vice President and Chief Human Resources Officer
Wayne D. Duncan 64	FCB’s Executive Vice President (Retail Lending)
William C. Orr 63	FCB’s Executive Vice President and Chief Credit Officer (Commercial Credit Administration)
Carol B. Yochem 46	FCB’s Executive Vice President and Wealth Management Segment Manager since September 2005. Previously served as Executive Vice President for SunTrust Bank, Nashville, TN from 2001-2005.
Donald P. Geaslen 48	FCB’s Executive Vice President and General Auditor since March 2004. Previously served as Senior Vice President and Audit Director for Wachovia Bank, Charlotte, NC from 1999-2004.
J. Allen Woodward 55	FCB’s Executive Vice President and Manger of Compliance and Credit Risk Management since November 2004. Previously served as a Regional Executive Vice President of FCB.

Executive Compensation

Cash Compensation.    The following table shows cash and certain other compensation paid or provided to or deferred by our named executive officers for the years indicated. Our executive officers are compensated by the Banks for their services as their officers, and they receive no separate salaries or other cash compensation from us for their services as our officers.

SUMMARY COMPENSATION TABLE

		Annual compensation
Name and principal position	Year	Salary (1)	Bonus		Other annual compensation (3)	All other compensation (8)
Lewis R. Holding Chairman and Chief Executive Officer	2005 2004 2003	$831,590 766,582 751,551	$-0- -0- -0-	(2)	$257,602 (4) 78,967 (4) 67,165 (4)	$9,450 9,225 9,000

Frank B. Holding Executive Vice Chairman	2005 2004 2003	831,590 766,582 751,551	-0- -0- -0-		(3) (3) (3)	9,450 9,225 9,000

James B. Hyler, Jr. Vice Chairman and Chief Operating Officer	2005 2004 2003	683,077 630,139 624,966	-0- -0- -0-	(2)	(3) 62,482 (5) (3)	9,450 9,225 9,000

Frank B. Holding, Jr. President	2005 2004 2003	395,773 346,255 333,061	-0- -0- -0-	(2)	(3) 59,626 (6) (3)	9,450 9,225 9,000

James M. Parker President of IronStone Bank West	2005 2004 2003	364,701 327,372 319,387	38,660 15,000 30,000		78,723 (7) (3) (3)	9,450 9,225 9,000

(1)	Includes amounts of salary deferred at each officer’s election under our Section 401(k) plan. All employees, at the beginning of each year, are permitted to “sell” up to one week of their paid leave time to the Banks. Amounts in the table also include additional salary paid to certain of the named officers under that program as follows: Mr. Hyler—$12,889; Mr. F. Holding, Jr.—$7,468; and Mr. Parker—$6,882. As described under the caption “Transactions with Related Parties,” FCB is reimbursed for portions of Mr. F. Holding’s salary by First Citizens Bank and Trust Company, Inc., Columbia, South Carolina, and Southern Bank and Trust Company, Mount Olive, North Carolina, pursuant to separate agreements between FCB and those entities.
(2)	The Summary Compensation Table in our proxy statement for our 2005 Annual Meeting reflected the payment of cash bonuses for 2004 to Messrs. L. Holding, Hyler and F. Holding, Jr., of $4,758, $59,606 and $53,750 respectively, as reimbursement for club assessments during the year, together with applicable income taxes. We believe that, rather than characterizing those payments as bonuses, it is more appropriate to include them in the “Other annual compensation” column. Therefore, the 2004 information for each officer in the table above has been restated to describe those payments as other annual compensation.
(3)

In addition to compensation paid in cash, the Banks’ and our executive officers receive various personal benefits. Except as shown in the “Other annual compensation” column and described in Footnotes 4 through 7 below, the value of those benefits received each year by each named officer did not exceed the lesser of $50,000 or 10% of his cash compensation for that year, and the amounts of those benefits are not shown in the table. The safety of our key executive officers is a business concern, and security systems in the homes of certain of them are connected to and monitored by FCB’s security network. During 2005, our and FCB’s Boards, based on the recommendation of our Compensation Committee, approved a policy under which FCB will, as it deems advisable, provide, install and maintain security systems in the homes of Messrs. L. Holding, F. Holding, Hyler and F. Holding, Jr. which will be connected to FCB’s security network. Security systems provided by FCB are assets of FCB and are depreciated over their normal expected lives of 5 to 7 years, consistent with the depreciable life of surveillance systems in FCB’s branch offices. If a residence in which an FCB-owned system is sold or otherwise transferred, or the executive officer ceases to be employed by FCB or to serve in the same or a similar key executive role with FCB, the officer will purchase the system from FCB at a price equal to its undepreciated cost. Our costs associated with the installation, maintenance and monitoring of security systems for each year are disclosed in the “Other annual compensation” column of the table for the named officers whose total personal benefits for a year exceeded the lesser of $50,000 or 10% of cash compensation. We also provide our officers with group life, health, medical and other insurance coverages that are generally available to all salaried employees. The cost of that insurance is not included in the table.

(4)	The 2005 amount includes: $179,455 representing equipment and installation costs (including reimbursements) associated with security systems installed in one of Mr. Holding’s personal residences; $14,438 representing our estimate of our incremental costs associated with security system maintenance and monitoring; $46,709 representing our estimate of the portions of the salaries and benefits of staff personnel that we attribute to their services related to Mr. Holding’s personal business; $12,000 representing the rental value of storage space in a warehouse owned by FCB that was used by Mr. Holding; and $5,000 for other miscellaneous items. The 2004 amount includes: $10,276 for security system maintenance and monitoring; $46,933 for salaries and benefits of staff personnel; $12,000 for the rental value of warehouse space; $2,600 as reimbursement for a special club assessment; $2,158 as reimbursement for income taxes; and $5,000 for other miscellaneous items. The 2003 amount includes: $6,890 for security system maintenance and monitoring; $33,066 for salaries and benefits of staff personnel; $12,000 for the rental value of warehouse space; and $15,209 for other miscellaneous items.
(5)	The 2004 amount includes $876 representing our estimate of our incremental costs associated with the maintenance and monitoring of a security system in Mr. Hyler’s personal residence; $33,200 as reimbursement for special club assessments; $26,406 as reimbursement for income taxes; and $3,000 representing our estimate of the portions of the salaries and benefits of staff personnel that we attribute to their services related to Mr. Hyler’s personal business.
(6)	The 2004 amount includes $876 representing our estimate of our incremental costs associated with maintenance and monitoring of a security system in Mr. Holding’s personal residence; $30,000 as reimbursement for a special club assessment; $23,750 as reimbursement for income taxes; and $5,000 representing our estimate of the portions of the salaries and benefits of staff personnel that we attribute to their services related to Mr. Holding’s personal business.
(7)	The 2005 amount includes $35,000 as reimbursement for club initiation fees, $23,305 for moving and other expenses related to a job relocation, and $20,418 as reimbursement for income taxes.
(8)	For each of 2005, 2004 and 2003, the amounts consist entirely of matching contributions made by FCB on behalf of each named officer under our Section 401(k) plan. Though Messrs. L. Holding and F. Holding remain actively employed by FCB, because each of them beneficially owns more than 5% of our voting securities, federal law required that they begin receiving distributions under our defined benefit pension plan and Section 401(k) plan after they reached age 70 1/2. The current amounts of their monthly distributions under the pension plan are $21,306 for Mr. L. Holding and $18,345 for Mr. F. Holding, and, for 2005, they received annual distributions of $32,752 and $111,911, respectively, under the Section 401(k) plan. Those amounts are not included in the table.

Pension Plan.    The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits payable to a participant at normal retirement age under our qualified defined benefit pension plan based on federal tax laws currently in effect.

	Years of Service
							For participants hired after January 1, 2005	For participants hired before January 1,2005
Final Average Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	40 Years
$100,000	$15,169	$22,753	$30,337	$37,922	$45,506	$53,090	$53,090	$59,090
125,000	19,794	29,690	39,587	49,484	59,381	69,278	69,278	76,778
150,000	24,419	36,628	48,837	61,047	73,256	85,465	85,465	94,465
175,000	29,044	43,565	58,087	72,609	87,131	101,653	101,653	112,153
200,000	33,114	49,670	66,227	82,784	99,341	115,898	115,898	127,718
225,000	33,114	49,670	66,227	82,784	99,341	115,898	115,898	127,718
250,000	33,114	49,670	66,227	82,784	99,341	115,898	115,898	127,718
300,000	33,114	49,670	66,227	82,784	99,341	115,898	115,898	127,718
350,000	33,114	49,670	66,227	82,784	99,341	115,898	115,898	127,718

Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Those benefits will be actuarially increased or decreased if benefit payments begin after or before age 65. A participant’s annual compensation covered by the pension plan includes base salary, overtime and regular bonuses. A participant’s benefits are based on his or her years of service and “final average compensation,” which is the participant’s highest average covered compensation for any five consecutive years during his or her last ten complete calendar years as a pension plan participant. However, under current tax laws, $220,000 is the maximum amount of annual compensation for 2006 that can be included for purposes of calculating a participant’s final average compensation, and the maximum annual benefit that may be paid to a retiring participant generally is $175,000. In the case of participants who begin receiving benefits before or after age 65, the maximum permitted benefit amount is actuarially adjusted. The maximum years of credited service that may be counted in calculating benefits under the pension plan is 40 years or, in the case of participants hired after January 1, 2005, 35 years.

The following table lists the credited years of service and final average compensation, respectively, as of January 1, 2006, for each of the executive officers named in the Summary Compensation Table above.

Named executive officer	Years of service	Current final average compensation
Lewis R. Holding	40 years	$209,224
Frank B. Holding	40 years	209,224
James B. Hyler, Jr.	26 years	197,000
Frank B. Holding, Jr.	22 years	197,000
James M. Parker	39 years	197,000

As described in footnotes to the Summary Compensation Table, Lewis R. Holding and Frank B. Holding remain actively employed by FCB but were required by federal law to begin receiving distributions under our pension plan after they reached age 70 1/2.

Post-Retirement Benefits for Executives.     The Banks are parties to separate contractual agreements with certain of their senior officers under which they have agreed to make monthly payments to the officers for a period of ten years following their retirement at age 65 or at another retirement age agreed upon between them and an officer. In return for those payments, each officer has agreed to provide limited consultation services to, and not to “compete” (as defined in the agreements) against, the Banks during the payment period. If an officer dies prior to retirement, or during the payment period following retirement, the payments due under his or her agreement will be paid to the officer’s designated beneficiary or estate. The following table lists the amounts of monthly payments provided for in the agreements currently in effect between the Banks and each of the executive officers named in the Summary Compensation Table above. None of those officers have begun receiving payments under their agreements. The Banks may terminate the agreements at any time. If an officer’s agreement is terminated, or if his or her employment terminates for any reason other than death or retirement, all rights under his or her agreement will be forfeited.

Named executive officer	Monthly payment amount
Lewis R. Holding	$33,337
Frank B. Holding	33,337
James B. Hyler, Jr.	26,877
Frank B. Holding, Jr.	16,257
James M. Parker	14,497

Performance Graph

The following line graphs compare the cumulative total shareholder return (the “CTSR”) on our Class A Common during the previous five years with the CTSR over the same measurement period of the Nasdaq-U.S. index and the Nasdaq Banks index. Each line graph assumes that $100 was invested on December 31, 2000, and that dividends were reinvested in additional shares.

Comparison of Five-Year Cumulative Total Shareholder Return

among our Class A Common, the Nasdaq-US Index,

and the Nasdaq Banks Index

	GRAPH POINTS
	12-31-00	12-31-01	12-31-02	12-31-03	12-31-04	12-31-05
© Our Class A Common	100	122	122	153	189	223
■ Nasdaq Banks Index	100	108	111	143	163	159
• Nasdaq-US Index	100	79	55	82	89	91

Transactions with Related Parties

The Banks have had, and expect to have in the future, banking transactions in the ordinary course of their business with certain of their and our current directors, nominees for director, executive officers, principal shareholders, and their associates. All loans included in those transactions during 2005 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features. Our Board of Directors has a policy requiring that certain transactions between us, FCB or IronStone and any of our “related parties,” including our directors and executive officers (other than loans made in the ordinary course of FCB’s or IronStone’s business which are required by banking regulations to be approved by the entire Board), be reviewed and approved by the Board’s Audit and Compliance Committee.

FCB is party to separate contracts (the “Services Contracts”) with First Citizens Bank and Trust Company, Inc., Columbia, South Carolina (“FCB/SC”), Southern Bank and Trust Company, Mount Olive, North Carolina (“Southern”), The Fidelity Bank, Fuquay-Varina, North Carolina (“Fidelity”), and The Heritage Bank, Lucama, North Carolina (“Heritage”). Under the Services Contracts, FCB provides to each of those banks and their parent holding companies various services, including data and item processing services, securities portfolio management services, courier services, management consulting services (including, in the case of FCB/SC and Southern, the services of Frank B. Holding as director), and, for some of them, services as trustee for their pension plans and Section 401(k) plans. Aggregate fees billed by FCB for all those services during 2005 totaled approximately $14,982,000 for FCB/SC, $4,124,000 for Southern, $4,145,000 for Fidelity, and $922,000 for Heritage. Of the amounts billed to FCB/SC and Southern, $118,000 and $96,000, respectively, represented reimbursement to FCB for a portion of Mr. F. Holding’s salary paid by FCB. Mr. F. Holding receives no salary, directors’ fees, or other compensation directly from FCB/SC or Southern for the services he renders to them. Mr. F. Holding and Lewis R. Holding, who are our directors, executive officers, and principal shareholders, also are principal shareholders of the parent holding companies of FCB/SC, Southern and Fidelity, and Mr. F. Holding also is a director of FCB/SC and Southern and a principal shareholder of Heritage’s parent holding company. Frank B. Holding, Jr., who is our director, executive officer and principal shareholder, also is a director of Heritage. Hope Holding Connell, who is our executive officer and a nominee for election as our director, also is a director of Southern.

Our and FCB’s President, Frank B. Holding, Jr., and Hope Holding Connell, FCB’s Executive Vice President and Business Banking Segment Manager, are siblings and are the son and daughter of our director and executive officer, Frank B. Holding, and the nephew and niece of our Chairman, Lewis R. Holding. Mr. F. Holding, Jr.’s compensation is described in the Summary Compensation Table above. Ms. Connell’s total 2005 cash compensation was $202,541, and she is a participant in our pension plan and Section 401(k) plan. Additionally, she is a party to the same type of agreement as is described above for our other executive officers under which FCB will make monthly payments of $5,316 to her for a period of ten years following her retirement at age 65 or at another agreed upon age and, in return, she has agreed to provide limited consultation services to, and not to “compete” (as defined in the agreements) against, FCB during the payment period.

David L. Ward, Jr., one of our directors, is the senior member of Ward and Smith, P.A., the law firm that serves as our General Counsel and provides legal services to us, FCB and IronStone. An aggregate of $4,299,000 (which includes expenses and reimbursement for advances made by that firm on our behalf, including advances to pay fees charged by other law firms and experts that provided services on our behalf) was paid to that firm by us and all of our subsidiaries during 2005, and the firm will continue to provide legal services to us during 2006.

INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Independent Accountants

Our Audit and Compliance Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants each year and to approve the compensation and terms of the engagement of our accountants. The Committee has selected our current independent accounting firm, Dixon Hughes PLLC, to serve as our independent accountants for 2006. Our engagement agreement with Dixon Hughes PLLC does not contain any limitation on the firm’s liability. Representatives of Dixon Hughes PLLC are expected to attend the Annual Meeting and be available to answer appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

Dixon Hughes PLLC was first appointed by our Audit and Compliance Committee to serve as our independent accountants on August 4, 2004, and audited our 2004 and 2005 consolidated financial statements. It replaced KPMG LLP which audited our financial statements for 2002 and 2003 and had served as our independent accountants since 1991. In connection with KPMG LLP’s audits during the two fiscal years ended December 31, 2002 and 2003, and through the date of the Committee’s action dismissing KPMG LLP, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

KPMG LLP’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2002 and 2003, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that its report on our consolidated financial statements as of and for the years ended December 31, 2002 and 2003, contained a separate paragraph stating that, “As discussed in Note 1 to the consolidated financial statements, effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, ‘Goodwill and Other Intangible Assets,’ and Statement of Financial Accounting Standards, No. 147, ‘Acquisitions of Certain Financial Institutions.’”

During 2002 and 2003, and through the date of the Committee’s action dismissing KPMG LLP, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K or any “consultations” with Dixon Hughes PLLC of a type requiring disclosure pursuant to Item 304(a)(2) of Regulation S-K.

Services and Fees During 2004 and 2005

Except as described below, under its current procedures our Audit and Compliance Committee specifically pre-approves all audit services and other services provided by our accountants. Since it is difficult to determine in advance the exact nature and extent of the tax services or advice we will need during the year, the Committee authorizes our management to obtain tax services from our accountants from time to time during the year up to specified aggregate amounts of fees set by the Committee by category of service. Requests for advice in addition to those amounts require further Committee approval. The entire Audit and Compliance Committee generally participates in the pre-approval of services. However, in the case of proposals that arise during the year to obtain non-audit services from our accountants beyond what has been pre-approved by the Committee, the Committee delegates authority to its Chairman to approve those additional services on behalf of the Committee. Any such action by the Chairman is to be communicated to the full Committee at its next regularly scheduled meeting.

As our independent accountants for 2004 and 2005, Dixon Hughes PLLC provided us with various audit and other services for which we and our subsidiaries were billed, or expect to be billed, for fees as further described below. Our Audit and Compliance Committee has considered whether the provision of non-audit services by our independent accounting firm is compatible with maintaining its independence. The Committee believes that the provision of non-audit services by Dixon Hughes PLLC does not affect its independence.

Audit Fees.    For 2004 and 2005, Dixon Hughes PLLC audited our consolidated financial statements included in our Annual Reports on Form 10-K, reviewed our condensed interim consolidated financial statements included in our Quarterly Reports on Form 10-Q (beginning with our September 30, 2004 Form 10-Q), and provided various other audit services. Fees for those services for 2004 were $542,000, and we expect that fees for 2005 audit services will approximate $628,750.

Audit Related Fees.    Since becoming our independent accountants, Dixon Hughes PLLC has provided us with various audit-related services. Those services have consisted of audits of common trust funds maintained by FCB in 2004 and 2005, two SAS 70 third-party review reports in 2004 and 2005, and, in 2005 only, audits of our employee benefit plans. We paid Dixon Hughes PLLC $168,500 for audit-related services it provided to us during 2004, and fees for 2005 audit-related services were $285,000.

Tax Fees.    During 2004, Dixon Hughes PLLC did not provide us with or bill us for any tax-related services following its engagement as our independent accountants. Prior to that time, the firm provided us with tax services consisting of the preparation of final tax returns for a bank that we acquired during 2003 and for which it previously had served as independent accountants and prepared tax returns, and assistance with other general tax matters. We paid Dixon Hughes PLLC $10,500 for those services. During 2005, Dixon Hughes PLLC reviewed our consolidated federal and related state income tax returns. We paid $18,000 for those services.

All Other Fees.    During 2004 and 2005, Dixon Hughes PLLC did not provide us with or bill us for any other services.

PROPOSALS FOR 2007 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, that is intended to be presented for action at our 2007 Annual Meeting must be received by our Corporate Secretary in writing no later than November 17, 2006, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. Written proposals should be sent to the same address as is listed below for communications with our Board. In order to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2007 Annual Meeting but which is not intended to be included in our proxy statement and form of appointment of proxy, or of a shareholder’s intent to nominate a person for election as a director at our 2007 Annual Meeting, must be received by our Corporate Secretary, at the address listed below, no earlier than December 17, 2006, and no later than January 31, 2007, in order for that proposal or nomination to be brought before that Annual Meeting. The same notice requirements apply in the case of a shareholder proposal other than a nomination in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at our 2007 Annual Meeting. However, if, following our 2006 Annual Meeting, our Board of Directors increases the number of our directors, thereby creating an unfilled vacancy that will be filled at our 2007 Annual Meeting, and if there is no public announcement naming the nominee to fill the vacancy at least 100 days prior to the first anniversary of our 2006 Annual Meeting, then a shareholder’s written notice of a nomination to fill the vacancy will be treated as timely if it is received by us not later than the close of business on the tenth day following the day on which our public notice actually is given. To be effective, notices of shareholder proposals or nominations are required to contain certain information specified in our Bylaws. Shareholder proposals or nominations not made as provided in our Bylaws will not be considered at Annual Meetings.

ADDITIONAL INFORMATION

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Corporate Secretary at:

First Citizens BancShares, Inc.

Attention: Corporate Secretary

Post Office Box 27131 (Mail Code CTW26)

Raleigh, North Carolina 27611

You also may send them by email to fcbdirectors@firstcitizens.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded on to the intended recipients. Communications that involve specific complaints from a customer of one of the Banks relating to a deposit, loan or other financial relationship or transaction also will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Annual Report on Form 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file periodic reports and other information, including proxy statements, annual reports, quarterly reports and current reports, with the Securities and Exchange Commission. FCB’s Internet website (www.firstcitizens.com) contains a link to the Securities and Exchange Commission’s website (www.sec.gov) where you may review information that we file electronically with the SEC.

A copy of our 2005 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is being mailed to our shareholders with this proxy statement.

Ú FOLD AND DETACH HERE Ú

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FIRST CITIZENS BANCSHARES, INC.

Post Office Box 27131

Raleigh, North Carolina 27611-7131

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints George H. Broadrick, Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., Frank B. Holding, Jr., Lewis T. Nunnelee II, and David L. Ward, Jr. (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all outstanding shares of the Class A Common Stock and/or Class B Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on March 6, 2006, at the Annual Meeting of BancShares’ shareholders (the “Annual Meeting”) to be held at the main office of First-Citizens Bank & Trust Company located at 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1:00 p.m. on Monday, April 24, 2006, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. ELECTION OF DIRECTORS: Election of 22 directors for one-year terms.	☐ FOR all nominees listed below (except as indicated otherwise below)	☐ WITHHOLD authority to vote for all nominees listed below

Nominees:	John M. Alexander, Jr., Carmen Holding Ames, Victor E. Bell III, George H. Broadrick, Hope Holding Connell, H. M. Craig III, H. Lee Durham, Jr., Lewis M. Fetterman, Frank B. Holding, Frank B. Holding, Jr., Lewis R. Holding, Charles B. C. Holt, James B. Hyler, Jr., Freeman R. Jones, Lucius S. Jones, Joseph T. Maloney, Jr., Robert T. Newcomb, Lewis T. Nunnelee II, C. Ronald Scheeler, Ralph K. Shelton, R. C. Soles, Jr., David L. Ward, Jr.

Instruction: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below.

2.	OTHER BUSINESS: On any other matters properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND

RETURN IT TO BANCSHARES IN THE ENVELOPE PROVIDED.

Ú FOLD AND DETACH HERE Ú

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I (We) direct that the shares represented by this appointment of proxy be voted as instructed on the reverse side of this card. In the absence of any instruction, those shares may be voted by the Proxies “FOR” the election of each nominee named in Proposal 1. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated:                                                                       , 2006

Signature

Signature (if held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please send in your appointment of proxy whether or not you plan to attend.